Exhibit 99.1

NEWS RELEASE

February 3, 2025

Coastal Virginia Offshore Wind (CVOW) project, part of comprehensive “all of the above” energy strategy to affordably meet growing energy needs, continues on schedule, cost updated

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No change to expected on-time project completion at end of 2026
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Project achieving significant construction milestones including the successful installation of the first 16 transition pieces
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Updated project cost reflects revised estimate of network upgrade costs assigned by PJM to CVOW which represented the largest unfixed cost input for the project; contingency now reflects ~5% of remaining project investment
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Robust cost sharing mechanisms protect customers and shareholders
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Expected average impact over the life of the project to a typical residential customer bill is 43 cents per month
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Project has robust bipartisan support from Virginia government and congressional leaders, local communities, defense interests, commercial marine industry, civic, educational, environmental, labor and community partners
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Dominion Energy reaffirms its existing guidance for 2025 operating EPS (non-GAAP), long-term operating EPS growth rate, and credit

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today provided several updates for the Coastal Virginia Offshore Wind (CVOW) project. The 2.6 GW, fully permitted project is now approximately 50% complete and remains on track for on-time completion at the end of 2026. CVOW is credited with creating 2,000 direct and indirect American jobs and $2 billion of economic activity.

Significant construction progress supports on-time completion

CVOW continues to achieve significant construction milestones including the successful installation of the first 16 transition pieces which serve as the junction between the foundation and tower for each of the 176 wind turbines. Delivery of the first of three 4,300-ton offshore substations to the Portsmouth Marine Terminal in Virginia Beach occurred at the end of January. Fully fabricated monopiles, transition pieces, undersea cable and other major components continue to be delivered in preparation for on-schedule installation. Wind turbine tower and blade fabrication is now underway, with nacelle fabrication to begin later this quarter. SiemensGamesa, the project’s wind turbine supplier, is manufacturing the same turbine model for CVOW as has been successfully fabricated, installed, and is now operating at the Moray West offshore wind project. Charybdis, the American built, flagged, and crewed, wind turbine installation vessel (WTIG) is now 96% complete and has commenced sea trials in Brownsville, Texas.

Project cost updated

Estimated total project costs, inclusive of contingency and excluding financing costs, have increased ~9 percent, from $9.8 billion to $10.7 billion. This is the first and only increase since the original project budget was submitted to the Virginia State Corporation Commission (SCC) in November 2021, approximately 39 months ago. Relative to the original budget of $9.8 billion, the cost increase is attributable to higher network upgrade costs which are assigned by PJM, the regional electric grid operator, to CVOW as part of the generator interconnect process and higher onshore electrical interconnection costs. New electric generation resources constructed within PJM, like CVOW, are assigned costs by PJM that are deemed necessary to effectively integrate these resources and ensure the reliability and stability of the electric grid. Higher network upgrade cost estimates by PJM reflect the significant increase in demand growth that require incremental generation and transmission resources across the system. Network upgrades do not impact project construction or timeline and represented the largest unfixed cost input for the project. Aside from changes to onshore costs, aggregate costs for other project costs, including offshore, have remained in-line with the original budget. The project’s current unused contingency of $222 million, up ~$100 million from last update, now represents ~5% of remaining project costs.

Robust cost sharing mechanisms protect customers

The project remains an affordable source of electricity for Dominion Energy Virginia customers with robust cost sharing mechanisms that protect customers and shareholders. As a result of the comprehensive stakeholder settlement approved by the SCC in December 2022, 50% of the updated total project costs above $10.3 billion are unrecoverable from customers and borne by the project owners. As a result of the total project cost update, the expected average impact over the life of the project to a typical residential customer bill using 1,000 kWh per month is a 43 cent per month increase. The project’s updated levelized cost of energy (“LCOE”) of ~$62 (vs. the prior estimate in November 2024 of $56) continues to benchmark very favorably with new generation alternatives including solar, battery and gas-fired generation.

Business review significantly reduced project risk for shareholders

In addition to the existence of robust cost sharing mechanisms for customers, as part of the comprehensive business review, Dominion Energy successfully completed a non-controlling equity financing with Stonepeak. Under terms of that agreement, Stonepeak agreed to fund 50% of project costs up to $11.3 billion, with additional sharing of costs in excess of $11.3 billion. As a result, Stonepeak will fund half, or ~$450 million, of the ~$900 million increase in total project costs. Further, Stonepeak and Dominion Energy will each absorb 50% of increased total projects costs that are not expected to be recovered from customers under the December 2022 settlement order. As a result, Dominion Energy expects its Q4 2024 results will include an ~$100 million charge, which will be excluded from operating earnings (non-GAAP), for such amount. Additional information may be found on the company’s Investor Relations website at https://investors.dominionenergy.com/events-and-presentations

Fourth quarter 2024 earnings call

The company will host its fourth quarter 2024 investor call, as originally scheduled, on February 12, 2025 at 10:00 AM ET. During the call, management will discuss matters of interest to financial and other stakeholders including recent financial results, updated capital investment expectations and financing plans. The company reaffirms its existing 2025 operating earnings per share (EPS) guidance, as well as its long-term operating earnings per share growth guidance of 5% to 7% through 2029 off of 2025 operating earnings per share midpoint excluding RNG 45Z ($3.30). The company also reaffirms its existing credit guidance.

Important note to investors regarding operating, reported earnings
Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company's incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

About Dominion Energy

Dominion Energy (NYSE: D), headquartered in Richmond, Va., provides regulated electricity service to 3.6 million homes and businesses in Virginia, North Carolina, and South Carolina, and regulated natural gas service to 500,000 customers in South Carolina. The company is one of the nation's leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. The company's mission is to provide the reliable, affordable, and increasingly clean energy that powers its customers every day. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. These factors are identified in Dominion Energy's Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Dominion Energy refers readers to those reports for further information. Any forward-looking statement speaks only as of the date on which it is made, and Dominion Energy undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.

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For further information: Media: Jeremy Slayton, (804) 297-5247 or Jeremy.L.Slayton@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com